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        [Form of Deferred Compensation Agreement with Outside Directors]




[Date]

[Name]
[Address]

Dear [Name]:

You have indicated your election to [continue to] defer receipt of certain amounts which will otherwise become payable to you by The Estee Lauder Companies Inc. (the "Company") in connection with your service on the Board of Directors of the Company and certain Committees of that Board[, if any]. This letter sets forth the terms of the deferral facility.

1. This agreement shall cover all amounts otherwise payable to you in cash by the Company in connection with your service as a member of the Board of Directors of the Company, and meeting and chairmanship fees otherwise payable in connection with your service on the Company's Board and any Committees of that Board (the "Deferred Payments"). Deferred Payments shall not include the in-kind shares of Class A Common Stock equal in value to one-fourth the annual retainer fee and the one-time grant of shares paid to you under the applicable stock plans, nor reimbursement for expenses incurred in connection with your Company activities.

2. The Company [has established] [shall establish] a Deferred Payment Account in your name, and shall credit to such Account an amount equal to one-fourth of the then applicable annual retainer as of the day of the Board Meeting in February, May and August (and if there shall be no meeting in such month, then as of the fifteenth day of such month). Additionally, the Company shall credit to the Deferred Payment Account the amount of any annual chairmanship fee as of the date you are first appointed chairman of a committee and at each annual meeting at which such appointment is renewed and additional amounts representing the per meeting fee for each Board or Committee meeting as of the date of such meeting.

3.   (a)     Amounts accrued from time to time in the Deferred Payment Account shall additionally be credited with interest, compounded annually each December 31 after the date hereof until all Deferred Payments and accrued interest credited to the Deferred Payment Account shall have been paid in accordance with the terms of this letter agreement. Appropriate pro-ration shall be made for part year interest credits.

     (b) The rate of interest credited from time to time pursuant to this paragraph shall be the Citibank base rate in effect as of the date of such credit, not to exceed nine percent (9%).

4. Subject to the terms of paragraph 5, below, the amounts credited to the Deferred Payment Account shall be paid in a lump sum, as of the first January 1st after the last date of your service as a member of the Board of Directors of the Company.

5. In the event of your death prior to the payment to you of all amounts then credited to the Deferred Payment Account, amounts then unpaid, including interest as set out at paragraph 3,


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     above, from the preceding December 31 to the date of payment, shall be paid to your executor or administrator within ninety days after the date that such person shall be duly qualified in such capacity.

6. This agreement shall continue in full force and effect unless it shall be terminated, by you or by the Company, by either party giving written notice of such termination. If such notice is given, termination shall be effective as of the first January 1 that occurs more than ninety (90) days after the date of such notice. Notwithstanding the giving of such notice, amounts deferred prior to the effective date of termination shall be paid at the time and in the manner set forth in paragraph 4 or 5, above.

7. Nothing in this letter agreement shall be deemed to create a trust or segregated asset account of any nature, and no money or other thing of value shall be separately held by the Company in connection with its obligation to make Deferred Payments hereunder. The attempt by any person to anticipate, hypothecate or otherwise receive value in respect of such obligation prior to the date scheduled for the payment of Deferred Payments under the terms of this letter agreement shall be null and void and of no force or effect.

Please indicate your acknowledgement of and agreement to all of the foregoing by signing the enclosed copy of this letter and returning it to the undersigned prior to the end of the calendar year.

                                            Very truly yours,

                                            THE ESTEE LAUDER COMPANIES INC.



                                            By:
                                               ---------------------------------
                                                     [Name]
                                                     [Title]


ACKNOWLEDGED AND AGREED TO:



--------------------------------
[Name]
Date: